Exhibit 99.1

FOR IMMEDIATE RELEASE

Thursday, November 5, 2009

SMTC Reports Third Quarter Results

Sequential Growth of 13% and Continuing Profitability

TORONTO – November 5, 2009 — SMTC Corporation (Nasdaq: SMTX, TSE: SMX), a global electronics manufacturing services provider, today reported 2009 third quarter results. Revenue for the quarter increased sequentially by $5.0 million or 13% to $44.2 million. In comparison to the pre-recession third quarter of 2008, revenue was $8.9 million lower.

Net income for the quarter at $0.2 million compares with net loss of $3.4 million in the second quarter of 2009 and net income of $0.1 million for the comparable period last year. Net income includes a $0.3 million net loss from discontinued operations, the result of the closure of the Company’s Boston facility in the second quarter of 2009. Consequently, the Company recorded net income from continuing operations of $0.5 million. The second quarter of 2009 was also adversely affected by various write-offs and operational losses associated with the now closed Boston operation, without which the Company posted a modest profit. Gross profit for the third quarter was $3.7 million or 8.5% of revenue compared with $4.0 million or 10.2% for the previous quarter and $5.3 million or 9.9% for the third quarter of 2008 reflecting changes in customer and product mix.

“As expected, our third quarter results improved over the second quarter, thought to be the low point of the economic cycle. Earlier in the year, we took aggressive cost reduction actions including the closure of the Boston site to significantly lower our cost structure as we entered the global recession. As evidenced by this quarter’s results, we successfully reduced our break-even cost position to remain profitable at a much lower revenue level,” stated John Caldwell, President and Chief Executive Officer.

“As stated previously, given the uncertainty in the current economic climate and limited visibility in our customers’ end markets, the Company will not be providing specific financial guidance. However, there are some early signs that the economy is showing some modest improvement. We continue to expect volatility quarter to quarter. We expect sequential growth in the fourth quarter through improved demand from certain longstanding customers and modest revenue from new customers that are ramping to full production in 2010. Our focus will continue to be on solid customer service, new customer acquisition, tight cost containment and working capital management” stated Mr. Caldwell.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with more than 1,000 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For further information:

Jane Todd,

Senior Vice President, Finance and Chief Financial Officer,

(905) 413-1300,

Email: jane.todd@smtc.com

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008

Revenue	$44,181	$53,089	$128,272	$152,077
Cost of sales	40,446	47,816	116,622	138,307

Gross profit	3,735	5,273	11,650	13,770
Selling, general and administrative expenses	2,760	3,053	9,362	9,591
Restructuring charges	—	—	783	443
Loss on extinguishment of debt	—	613	—	613

Operating earnings	975	1,607	1,505	3,123
Interest expense	473	567	1,338	2,242

Earnings before income taxes	502	1,040	167	881
Income tax expense (recovery)
Current	23	6	67	163
Deferred	17	23	129	(6)

	40	29	196	157

Net earnings (loss) from continuing operations	462	1,011	(29)	724
Net loss from discontinued operations	(297)	(868)	(5,744)	(6,482)

Net income (loss), also being comprehensive loss	$165	$143	$(5,773)	$(5,758)

Basic earnings (loss) per share
- continuing operations	$0.03	$0.07	$0.00	$0.05
- discontinued operations	$(0.02)	$(0.06)	$(0.39)	$(0.44)

Basic (loss) earnings per share	$0.01	$0.01	$(0.39)	$(0.39)

Diluted earnings (loss) per share
- continuing operations	$0.03	$0.07	$0.00	$0.05
- discontinued operations	$(0.02)	$(0.06)	$(0.39)	$(0.44)

Diluted (loss) earnings per share	$0.01	$0.01	$(0.39)	$(0.39)
Weighted average number of shares outstanding
Basic	14,646,333	14,646,333	14,646,333	14,646,333
Diluted	14,646,333	14,729,485	14,646,333	14,741,627

Consolidated Balance Sheets as of

(Unaudited)

(Expressed in thousands of U.S. dollars)	October 4, 2009	January 4, 2009
Assets

Current assets:
Cash	$436	$2,623
Accounts receivable - net	30,133	28,648
Inventories	27,313	36,823
Prepaid expenses	1,458	1,203

	59,340	69,297
Property, plant and equipment	15,001	16,743
Deferred financing fees	745	786
Deferred income taxes	350	479

	$75,436	$87,305

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$29,710	$37,209
Accrued liabilities	6,645	6,909
Income taxes payable	578	504
Current portion of long-term debt	5,338	2,738
Current portion of capital lease obligations	845	1,101

	43,116	48,461

Long-term debt	15,905	15,943
Capital lease obligations	657	1,587

Shareholders’ equity:
Capital stock	7,211	7,456
Warrants	—	10,372
Additional paid-in capital	252,872	249,655
Deficit	(244,325)	(246,169)

	15,758	21,314

	$75,436	$87,305

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008
Operations:
Net earnings (loss)	$165	$143	$(5,773)	$(5,758)
Items not involving cash:
Depreciation	695	724	2,093	2,588
Gain on disposition of property, plant and equipment	—	—	(224)	—
Impairment of property, plant and equipment	—	—	—	4,921
Deferred income taxes	17	23	129	(6)
Non-cash interest	64	91	192	295
Stock-based compensation	68	(279)	256	217
Loss on extinguishment of debt	—	613	—	613

	1,009	1,315	(3,327)	2,870
Change in non-cash operating working capital:
Accounts receivable	(3,987)	9,364	(1,485)	8,219
Inventories	173	(2,631)	9,510	(9,771)
Prepaid expenses	(384)	(392)	(255)	(855)
Income taxes payable	61	(22)	74	(44)
Accounts payable	1,322	(169)	(7,499)	3,485
Accrued liabilities	(675)	640	(276)	1,366

	(2,481)	8,105	(3,258)	5,270
Financing:
Borrowings of long-term debt - net	2,554	(5,316)	2,562	(1,807)
Principal payment of capital lease obligations	(207)	(245)	(1,186)	(654)
Debt issuance and deferred financing costs	—	(250)	(151)	(250)

	2,347	(5,811)	1,225	(2,711)
Investing:
Purchase of property, plant and equipment	(702)	(294)	(984)	(1,009)
Proceeds from sale of property, plant and equipment	—	—	830	268

	(702)	(294)	(154)	(741)

Increase (decrease) in cash and cash equivalents	(836)	2,000	(2,187)	1,818
Cash and cash equivalents, beginning of period	1,272	—	2,623	182

Cash, end of the period	$436	$2,000	$436	$2,000

Supplementary Information:

Reconciliation of EBITDA

	Three months ended		Nine months ended
	October 4, 2009	September 28, 2008	October 4, 2009	September 28, 2008
Operating earnings	$975	$1,607	$1,505	$3,123
Add:
Depreciation	695	724	2,093	2,588
Restructuring charges	—	—	783	443
Loss on extinguishment of debt	—	613	—	613

EBITDA	1,670	2,944	4,381	6,767